UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 30, 2023

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Kingkey 100, Block A, Room 4805 Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+(86) 755 8233 0336

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendment and Reverse Stock Split

On June 8, 2023, pursuant to the authority granted by the Company’s stockholders’ approval of the reverse stock split proposal pursuant to the 2023 Annual Meeting of Stockholders on March 20, 2023, the Board determined to effect a reverse stock split of the shares of the Company’s common stock at a ratio of 1-for-10 (the “Reverse Stock Split”) and authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”), to effect the Reverse Stock Split. On June 9, 2023 and June 23, 2023, the Company filed the Certificate of Amendment and Certificate of Correction, respectively, with the Nevada Secretary of State to effect the Reverse Stock Split. The Amendment became effective at 12:01 a.m. (Eastern Time) on June 30, 2023 (the “Effective Time”).

As a result of the Reverse Stock Split, every 10 shares of common stock outstanding immediately prior to the Effective Time were reclassified and combined into one share of common stock, without any change in the par value of $0.001 per share or the total number of authorized shares. Beginning with the opening of trading on June 30, 2023, the Company’s common stock was available for trading on the Nasdaq Capital Market on a Reverse Stock Split adjusted basis with a new CUSIP number, 00653L301.

No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of common stock in lieu of such fractional share.

The text of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Certificate of Amendment and Certificate of Correction filed stamped by the Nevada Secretary of State is filed as Exhibit 3.2 and 3.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

The Company’s transfer agent, Transfer Online, Inc., is acting as the exchange agent for the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (i.e., through a broker, bank or other holder of record) are not required to take any action. The Reverse Stock Split will affect all shareholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share.

The foregoing description of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the full text of the Amendment, stamped by the Nevada Secretary of State, is also filed as Exhibit 3.2 and 3.3 to this Current Report on Form 8-K.

Item 7.01 Regulation FD

On June 29, 2023, the Company issued a press release regarding the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split
3.2	Filed Stamped copy of the Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split
3.3	Filed Stamped copy of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

Dated: June 30, 2023